Exhibit 3.6

As adopted by the Board of Directors

September 27, 2007

THIRD AMENDED AND RESTATED

BY-LAWS

OF

ACTIVISION, INC.

ARTICLE I

OFFICES

1.1.          Registered Office. The registered office of Activision, Inc. (the “Corporation”) within the State of Delaware shall be established and maintained at the location of the registered agent of the Corporation.

1.2.          Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

2.1.          Place of Stockholders’ Meetings. Meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware as may be designated by the Board of Directors, or in the absence of a designation by the Board of Directors, by the Chairman, the Co-Chairman or the Secretary, and stated in the notice of meeting. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that, subject to such guidelines and procedures as the Board of Directors may adopt from time to time: (a) stockholders and proxyholders not physically present at a meeting of the stockholders held at a designated place may, by means of remote communication, participate in such meeting and be deemed present in person and vote at such meeting or (b) a meeting of the stockholders shall not be held at any place, but shall instead be held solely by means of remote communication, and stockholders and proxyholders may, by such means, participate in such meeting and be deemed present in person and vote at such meeting.

2.2.          Date and Hour of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year on such date and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

2.3.          Purposes of Annual Meetings. At each annual meeting, the stockholders shall elect the members of the Board of Directors to succeed those whose terms expire. At any such annual meeting any other business as may properly come before the meeting may also be transacted.

2.4.          Special Meetings of Stockholders. Except as required by law and subject to the rights of the holders of any series of Preferred Stock of the Corporation established pursuant to the provisions of the Corporation’s certificate of incorporation, as amended from time to time (the “Certificate of Incorporation”), special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors or by the Chairman or Co-Chairman. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board of Directors or the Chairman or Co-Chairman call a special meeting of stockholders. The business permitted to be transacted at any special meeting of stockholders shall be limited to the business specified in the notice of meeting.

2.5.          Notice of Meetings of Stockholders. (a)  Except as otherwise expressly required or permitted by law, not less than ten (10) days nor more than sixty (60) days before the date of any stockholders’ meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting a notice stating the place, if any, date and time of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b)  Except as provided in Section 2.5(c), any notice required by Section 2.5(a) shall be in writing and given in person or by mail or courier service. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, or with the courier service directed to the stockholder at his mailing address for notices to such stockholder as it appears on the records of the Corporation.

(c)  Any notice required by Section 2.5(a) may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Such notice shall be deemed given:  (i) if by facsimile transmission, when directed to a facsimile number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

2.6.          Quorum of Stockholders. (a)  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

(b)  In the absence of a quorum, the officer presiding shall have power to adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in Section 2.6(d) below or where expressly required by law.

(c)  At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

(d)  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the date, time and place, if any, of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity with these by-laws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.7.          Chairman and Secretary of Meeting. Such person as the Board of Directors may have designated, or in the absence of such a person, the Chairman, or, in his absence, the Co-Chairman, or, in his absence, the Chief Executive Officer, or, in his absence, a Vice President, shall call to order any meetings of the stockholders and act as presiding officer of the meeting. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the meeting, and if neither is present, the presiding officer shall appoint a person to act as secretary of the meeting.

2.8.          Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in such stockholder’s name on the books of the Corporation on the record date for the meeting. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

2.9.          Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized in a manner permitted by Section 212 of the Delaware General Corporation Law or any successor provision. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created to authorize another person or persons to act for a stockholder as proxy may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by giving notice thereof to the Secretary of the Corporation or by a later appointment of a proxy.

2.10.        Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by one or more inspectors. Such inspector(s) shall be appointed by the Board of Directors, the Chairman, the Co-Chairman or the Secretary in advance of such meeting. The Board of Directors, the Chairman, Co-Chairman or Secretary may designate one or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of the stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

2.11.        List of Stockholders. (a)  At least ten (10) days before every meeting of stockholders the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the mailing address of each stockholder and the number of shares registered in the name of each stockholder.

(b)  For a period of at least ten (10) days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.

(c)  If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

(d)  In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure the information is available only to stockholders.

(e)  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the number of shares held by each of them, the list required by this Section 2.11 or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

2.12.        Conduct of Business. The presiding officer of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including determining any regulation of the manner of voting and the conduct of discussion. The presiding officer shall have the power to adjourn the meeting to another date, time and place, if any. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.13.        Action By Consent Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any such meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent which shall have been delivered to the Corporation in the manner prescribed in this Section 2.13, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section 2.13. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to a notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in accordance with applicable law.

2.14.        Advance Notice Procedures. Subject to the rights of holders of any series of Preferred Stock established pursuant to the provisions of the Certificate of Incorporation, nominations for the election of directors and any other business proposed to be brought before an annual meeting of stockholders may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder entitled to vote generally in the election of directors; provided, that any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose other business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such other business. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, a stockholder’s notice must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. To be in proper written form, a stockholder’s notice to the Secretary shall set forth:

(a)  the name and address (both mailing address and electronic mail address) of the stockholder who intends to make the nomination or nominations or propose the other business as they appear on the Corporation’s books and (i) the name and mailing address of the person or persons to be nominated or (ii) a description of the other business to be proposed;

(b)  a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or propose the other business specified in the notice;

(c)  a description of any arrangement or understanding between the stockholder and (i) any nominee or any other person or persons (naming such person or persons) in connection with any nomination or nominations to be made by the stockholder, or (ii) any person or persons (naming such person or persons) in connection with the other proposed business,

(d)  a description of any material interest of the stockholder in any proposed business;

(e)  all other information regarding each nominee or each other matter of business to be proposed by such stockholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated or the matter of business had been proposed by the Board of Directors; and

(f)  if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

The presiding officer of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

ARTICLE III

DIRECTORS

3.1.          Powers of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the property, business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors and, in connection therewith, the Board of Directors may exercise all the powers of the Corporation.

3.2.          Number and Terms of Office of Directors. (a) Subject to the rights of any holders of any series of Preferred Stock of the Corporation established pursuant to the Certificate of Incorporation to elect additional directors under specified circumstances, the Board of Directors shall be comprised of at least three (3) and not more than nine (9) members, with the number of authorized directors being fixed at eight (8), subject to change from time to time by a resolution of the Board of Directors adopted by the affirmative vote of directors constituting a majority of the authorized number of directors.

(b)  Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until such director’s death, resignation or removal.

3.3.          Resignation; Vacancies on Board of Directors; Removal. (a)  Resignation. Any director may resign his office at any time by delivering his resignation in writing or electronic transmission to the Chairman, Co-Chairman or the Secretary. Such resignation will take effect as of the date and time, or upon the happening of an event or events, specified therein, or, if no date, time or event is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)  Vacancies. Any vacancy on the Board of Directors shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term specified in the resolution providing for such increase.

(c)  Removal. Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation, given at a special meeting of the stockholders called for that purpose.

3.4.          Meetings of the Board of Directors. (a)  The Board of Directors may hold their meetings, both regular and special, either within or without the State of Delaware.

(b)  Regular meetings of the Board of Directors may be held at such date, time and place, if any, as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required.

(c)  Immediately following the annual meeting of stockholders, the first meeting of each newly elected Board of Directors shall be held, and at such meeting the Board of Directors shall elect officers and transact such other business as it may determine. If such annual meeting of stockholders is held at a place rather than by means of remote communication and such meeting of the Board of Directors is held at the place of the stockholders’ meeting, no notice thereof shall be required.

(d)  Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or Co-Chairman or at the written request of any one director.

(e)  The Secretary shall give notice to each director of any special meeting of the Board of Directors. Such notice shall be given in person, by mail or overnight courier service or by facsimile transmission or electronic mail. Any such notice given by mail or overnight courier service shall be given at least three (3) days, in the case of mail, or two (2) days, in the case of overnight courier service, prior to the date of the meeting, and such notice shall be deemed given when deposited in the United States mail, postage prepaid, or with the courier service directed to the director at his mailing address for notices maintained by the Secretary. Any such notice given in person or by facsimile transmission or electronic mail shall be given at least one (1) day prior to the date of the meeting, and such notice shall be deemed given (i) if by facsimile transmission, when directed to the facsimile number for such notices maintained by the Secretary, or (ii) if by electronic mail, when directed to the electronic mail address for such notices maintained by the Secretary. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver of notice by any director shall be required with respect to any meeting at which the director is present.

3.5.          Quorum and Action. Unless provided otherwise by law or the Certificate of Incorporation, directors constituting a majority of the authorized number of directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

3.6.          Presiding Officer and Secretary of Meeting. The Chairman, or, in his absence, the Co-Chairman, or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer may appoint a secretary of the meeting.

3.7.          Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission are filed with the minutes or proceedings of the Board of Directors or any committee designated by the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.8.          Action by Telephonic Conference. Members of the Board of Directors, or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

3.9.          Committees. (a)  The Board of Directors may, by resolution or resolutions passed by the affirmative vote of directors constituting a majority of the authorized number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or members of such committee or committees, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members of the committee present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b)  Any such committee, to the extent provided in the resolution or resolutions of the Board of Directors, or in these by-laws, but subject to the limitations set forth in applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

(c)  Any such committee shall be governed by Section 141(c)(2) of the Delaware General Corporation Law.

3.10.        Compensation of Directors. Directors shall receive reasonable compensation for their service on the Board of Directors or any committees thereof, and the Board of Directors shall have the authority to fix such compensation of directors. Nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

4.1.          Officers. (a)  The Corporation shall have a Chairman, Co-Chairman, Chief Executive Officer and a Secretary and such Vice Presidents and other officers as the Board of Directors or the Chairman shall from time to time determine. Any number of offices may be held by the same person. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any of the offices may be left vacant from time to time as the Board of Directors may determine.

(b)  Any officer may resign his office at any time by delivering such resignation in writing or electronic transmission to the Chairman, Co-Chairman or Secretary. Such resignation shall take effect as of the date and time, or upon the happening of an event or events, specified therein or, if no date, time or event is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(c)  The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by a committee of the Board of Directors; provided, however, that the Board of Directors or any such committee may delegate the power to fix the compensation of any officers of the Corporation, other than the Chairman, the Co-Chairman and the Chief Executive Officer, to an officer of the Corporation.

(d)  Except as otherwise determined by the Board of Directors, the Chairman, Co-Chairman, Chief Executive Officer, any Vice President, Secretary and any other officer may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the Chairman, Co-Chairman, Chief Executive Officer, any Vice President, Secretary or such other officer is authorized to take, with such limitations as the Chairman, Co-Chairman, Chief Executive Officer, any Vice President, Secretary or such other officer may specify. Power and authority so delegated by the Chairman, Co-Chairman, Chief Executive Officer, any Vice President, Secretary or any other officer may not be re-delegated by the person to whom such power and authority has been delegated without the consent of the person from whom it was delegated.

4.2.          Removal of Officers. Any officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.

4.3.          Duties. (a)  Chairman and Co-Chairman. The Chairman and Co-Chairman shall have such powers and perform such duties as the Board of Directors may determine, and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation. In the absence or incapacity of the Chairman or Co-Chairman, the Board of Directors shall determine which other officer or officers shall perform the duties of that office.

(b)  Chief Executive Officer. The Chief Executive Officer shall have such powers and perform such duties as the Board of Directors, the Chairman or Co-Chairman may determine, and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation. In the absence or incapacity of the Chief Executive Officer, the Board of Directors, Chairman or Co-Chairman shall determine which other officer or officers shall perform the duties of that office.

(c)  Vice President. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him by the Chairman, Co-Chairman or Chief Executive Officer, and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation.

(d)  Secretary. The Secretary shall (1) record the minutes of the meetings of the stockholders, the Board of Directors and all other committees in one or more books provided for that purpose, or designate any other person to do so; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (4) keep a register of the mailing address and any facsimile number and electronic mail address of each stockholder furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Chairman, Co-Chairman, Chief Executive Officer or by the Board of Directors.

(e)  Assistant Secretaries. At the request of the Secretary or in his absence or disability, one or more Assistant Secretaries designated by him or by the Board of Directors shall have all the powers of the Secretary for such period as he or it may designate or until he or it revokes such designation for such period as he or it may designate or until he or it revokes such designation. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary, or by the Chairman, Co-Chairman, Chief Executive Officer or the Board of Directors.

ARTICLE V

CAPITAL STOCK

5.1.          Stock Certificates and Uncertificated Shares.

(a)  Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Co-Chairman and by the

Secretary or an Assistant Secretary, certifying the number of shares owned by him. Any such certificates shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. Each certificate shall be numbered and registered in the order in which they are issued. Any or all signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates surrendered to the Corporation shall be cancelled and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

(b)  Notwithstanding the provisions of Section 5.1(a), the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation may be uncertificated.

5.2.          Record Ownership. A record of the name and mailing address of each holder of the Corporation’s stock, the number of shares held by each such holder and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the record holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as required by law.

5.3.          Transfer of Record Ownership. Transfers of shares of stock shall be made on the books of the Corporation only by direction of the record holder thereof or such record holder’s attorney, lawfully constituted in writing, in the manner prescribed by applicable law and these by-laws. If such shares are represented by a certificate, such transfer shall occur upon surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented or, in the case of uncertificated shares, written notice is given to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

5.4.          Lost, Stolen or Destroyed Certificates. In place of any certificate alleged to have been lost, stolen or destroyed, upon the terms and conditions as the Board of Directors may from time to time authorize, the Corporation may issue a new certificate or uncertificated shares.

5.5.          Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation may maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock.

5.6.          Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty (60) days nor less than ten (10) days before the date of a meeting of the stockholders, nor more than sixty (60) days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.7.          Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VI

SECURITIES HELD BY THE CORPORATION

6.1.          Voting. Except as otherwise determined by the Board of Directors, the Chairman, Co-Chairman, Chief Executive Officer, any Vice President or the Secretary shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

6.2.          General Authorization to Transfer Securities Held by the Corporation. (a)  The Chairman, Co-Chairman, Chief Executive Officer, any Vice President or the Secretary shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(b)  Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.

ARTICLE VII

MISCELLANEOUS

7.1.          Signatories. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.2.          Seal. The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

7.3.          Notice and Waiver of Notice. Whenever any notice of the date, time, place, if any, or purpose of any meeting of the stockholders, directors or a committee of the Board of Directors is required to be given by law, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after holding thereof, shall be deemed equivalent to the giving of such notice to such persons. Neither the business nor the purpose of any meeting need be specified in such waiver.

7.4.          Amendment of By-Laws. (a)  By Board of Directors. The by-laws of the Corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board; provided however, that Section 3.3(c) and Section 7.4(a) of these by-laws may be altered, amended or repealed only by action of the stockholders acting pursuant to Section 7.4(b) hereof.

(b)  By Stockholders. These by-laws may also be altered, amended or repealed or new by-laws may be made or adopted by the vote of a majority in interest of the stockholders represented and entitled to vote upon the election of directors, at any meeting at which a quorum is present. Notwithstanding the preceding sentence, the affirmative vote of holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Sections 2.4, 2.14, 3.2(a), 3.3(b), or this Section 7.4(b).

7.5.          Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

7.6.          Fiscal Year. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on March 31.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

8.1.          Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, damages, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement (collectively “expenses”)) incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if initiation of such proceeding (or part thereof) was authorized by the Board of Directors.

8.2.          Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an indemnitee shall also have the right to advancement by the Corporation prior to the final disposition of any proceeding of any and all expenses (including attorneys’ fees) relating to, arising out of or resulting from any proceeding paid or incurred by indemnitee or which indemnitee determines are reasonably likely to be paid or incurred by indemnitee (hereinafter an “advancement of expenses”); provided that indemnitee shall repay, without interest, any amounts actually advanced to indemnitee that, at the final disposition of the proceeding to which the advances related, were in excess of amounts paid or payable by indemnitee in respect of expenses relating to, arising out of or resulting from such proceeding; and, provided, further, that, if the Delaware General Corporation Law requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise.

8.3.          Right of Indemnitee to Bring Suit. If a claim under Sections 8.1 or 8.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

8.4.          Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or directors or otherwise.

8.5.          Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

8.6.          Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

8.7.          Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.